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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2019

iStar Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STAR	New York Stock Exchange
8.00% Series D Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PD	New York Stock Exchange
7.65% Series G Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PG	New York Stock Exchange
7.50% Series I Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PI	New York Stock Exchange

ITEM 1.01	Entry into a Material Definitive Agreement.
ITEM 2.03	Creation of a Direct Financial Obligation.

On November 29, 2019, iStar Inc. (the “Company”) issued $100.0 million aggregate principal amount of the Company’s 4.75% Senior Notes due 2024 (the “Notes”).  The Notes were issued pursuant to a base indenture, dated as of February 5, 2001 (the “Base Indenture”), as amended and supplemented by a supplemental indenture with respect to the Notes, dated as of September 16, 2019 (as supplemented, the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”).  The Notes were issued as additional notes of, and form a single series of securities with, the Company's outstanding $675 million aggregate principal amount of 4.75% Senior Notes due 2024, issued on September 16, 2019. The Notes are unsecured, senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness. The Company will use the net proceeds from the sale of the Notes for general corporate purposes.

The Notes were issued at 102.0% of their principal amount.  The Notes bear interest at an annual rate of 4.75% and mature on October 1, 2024.  The Company will pay interest on the Notes on each April 1 and October 1, commencing on April 1, 2020. Purchasers of the Notes have paid accrued interest on the Notes of $963,194.44 in the aggregate from September 16, 2019 up to, but not including, the date of delivery of the Notes. On April 1, 2020, the next interest payment date, the Company will pay this pre-issuance interest to such purchasers of the Notes.

Prior to July 1, 2024 (three months prior to the maturity date), the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium and accrued but unpaid interest, if any, to, but excluding, the date of redemption.  On or after July 1, 2024 (three months prior to the maturity date), the Company may redeem some or all of the Notes at any time and from time to time at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption. In addition, prior to October 1, 2021, the Company may redeem up to 35% of the Notes using the proceeds of certain equity offerings at a redemption price equal to 104.75% of the principal amount of the Notes redeemed, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of the Notes has the right to require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.

A copy of the underwriting agreement relating to the Notes is attached hereto as Exhibit 1.1 and is incorporated by reference herein.  The Base Indenture has been previously incorporated by reference as an exhibit to the Company’s Form S-3 filed on September 6, 2017.  The supplemental indenture and the form of global note have been previously incorporated by reference as exhibits to the Company's Form 8-K filed on September 16, 2019.  For a complete description of the Notes, please see the full text of the Indenture and global note.

ITEM 9.01	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated November 26, 2019, by and among iStar Inc. and J.P. Morgan Securities LLC and the other several underwriters named therein, relating to the Notes.
5.1	Opinion of Clifford Chance US LLP regarding the legality of the Notes.
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
99.1	Press Release dated November 26, 2019 announcing the offering of the Notes.
99.2	Press Release dated November 26, 2019 announcing the pricing of the Notes.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iStar Inc.

Date:	November 29, 2019	By:	/s/ JAY SUGARMAN
Jay Sugarman Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)